Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 2025, with respect to the consolidated financial statements of CCSC Technology International Holdings Limited as of March 31, 2025, and for the year ended March 31, 2025, which appears in the annual report on Form 20-F of CCSC Technology International Holdings Limited for the year ended March 31, 2025.

Singapore, Singapore

February 5, 2026